UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2004

SUNAIR ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3005 Southwest Third Avenue Fort Lauderdale, Florida	33315

(Address of Principal Executive Office)	(Zip Code)

(954) 525-1505

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

☐	CFR 240.14d-2 (b)) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

☐	CFR 240.13e-4 (c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2004, Sunair Electronics, Inc. (the “Company”), a Florida corporation, announced that it has entered into a Purchase Agreement, dated as of November 17, 2004 (the “Purchase Agreement”), with Coconut Palm Capital Investors II, Ltd., a Florida limited partnership (“Coconut Palm”), pursuant to which the Company has agreed to sell to Coconut Palm: (i) 3,000,000 Units (as described below) at a purchase price of $5.00 per Unit for an aggregate purchase price of $15,000,000; and (ii) at the option of Coconut Palm, up to an additional 2,000,000 Units at a purchase price of $5.00 per Unit for an aggregate purchase price of up to $10,000,000, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Units will consist of: (i) one share of the Company’s common stock; (ii) warrants to purchase one additional share of the Company’s common stock for each share of common stock purchased, at an exercise price of $6.00 per share, which will be immediately exercisable and will expire after three years; and (iii) warrants to purchase one additional share of the Company’s common stock for each share of common stock purchased, at an exercise price of $7.00 per share, which will be immediately exercisable and will expire after five years.

The initial purchase price of $15,000,000 for the 3,000,000 Units, and the additional purchase price of up to $10,000,000, if Coconut Palm exercises its option to purchase up to 2,000,000 additional Units, will be payable in cash. Proceeds from the sale of the Units will be used to form a new Pest Control Services Division of the Company and to finance acquisitions of additional pest control services businesses in the United States.

The Company has agreed, upon the closing of the transaction, to employ Donald K. Karnes, David M. Slott and John J. Hayes as executive officers of the Company and the newly created Pest Control Services Division of the Company. The anticipated aggregate compensation payable by the Company to such persons will be approximately $1,000,000 in annual salary plus options to purchase 500,000 shares of the Company’s common stock at an exercise price of $5.00 per share, which such options will be granted outside the Company’s stock option plan. Messrs. Karnes, Slott and Hayes will also be entitled to participate in the Company’s stock option plan after the closing.

It is also anticipated that the Company will enter into a 5 year management services agreement with an affiliate of Coconut Palm, pursuant to which the Company will pay a management fee during the first year of an amount equal to 1/16 times the aggregate purchase price paid for the Units by Coconut Palm. Following the first year and thereafter, the management fee will be equal to 1% of the gross revenues from operations of the Pest Control Services Division of the Company.

The Company has further agreed to file a registration statement with the SEC within 60 days after the closing, registering the resale of all the shares of the Company’s common stock purchased or to be purchased by Coconut Palm.

The closing is conditioned on, among other things, the Company’s stockholders’ approval to: (i) issue shares of the Company’s common stock in connection with the acquisition; (ii) amend the Company’s Articles of Incorporation, if necessary; and (iii) increase the Company’s Board of Directors from 5 to 7 members. Because the number of shares of the Company’s common stock to be issued in connection with the acquisition will exceed 20% of the Company’s current outstanding shares, the Company is required to seek stockholder approval of the issuance of such shares, in accordance with Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

The Company will file a proxy statement with the Commission in connection with the transaction, and the Company’s stockholders will be asked to vote on the transaction at its annual meeting, which is expected to be held in January 2005. The Company’s Chairman, Michael D. Herman, who beneficially owns approximately 51% of the Company’s outstanding common stock, entered into a Voting Agreement with Coconut Palm pursuant to which he has agreed to vote his shares in favor of the transaction. A copy of the Voting Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company has also agreed to appoint Richard C. Rochon and Mario B. Ferrari to its Board of Directors, and, provided the Company’s stockholders vote in favor of expanding the Board of Directors of the Company from 5 to 7 members, the Board of Directors of the Company will also appoint 2 additional directors (designated by Coconut Palm) to fill the newly created vacancies at a future date.

The Purchase Agreement and the transactions contemplated thereby may be terminated by either party if the closing does not occur by June 1, 2005. In addition, the Purchase Agreement may be terminated by the Company in the event the Board of Directors of the Company withdraws its approval of the transaction based on its receipt of any bona fide proposal made by a third party to acquire 100% of the shares of the Company’s common stock, on terms which the Board of Directors of the Company determines in its good faith to be more favorable to the Company’s stockholders than the terms of the Purchase Agreement.

The above description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement and the transactions contemplated by the Purchase Agreement. The above description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Section 8 – Other Events

Item 8.01. Other Events.

On November 17, 2004, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is furnished herewith as Exhibit 99.2.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

2.1	Purchase Agreement, dated November 17, 2004, by and between Sunair Electronics, Inc., a Florida corporation, and Coconut Palm Capital Investors II, Ltd., a Florida limited partnership.

99.1	Voting Agreement and Irrevocable Proxy, dated November 17, 2004, by and between Michael Herman and Coconut Palm Capital Investors II, Ltd., a Florida limited partnership.

99.2	Press Release, dated November 17, 2004, announcing the execution of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR ELECTRONICS, INC.
Date: November 17, 2004	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

Exhibit Index

Exhibit
Number	Exhibit Title or Description
2.1	Purchase Agreement, dated November 17, 2004, by and between Sunair Electronics, Inc., a Florida corporation, and Coconut Palm Capital Investors II, Ltd., a Florida limited partnership.

99.1	Voting Agreement and Irrevocable Proxy, dated November 17, 2004, by and between Michael Herman and Coconut Palm Capital Investors II, Ltd., a Florida limited partnership.

99.2	Press Release, dated November 17, 2004, announcing the execution of the Purchase Agreement.